As filed with the Securities and Exchange Commission on December 12, 2025

Registration No. 333-291648

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Boqii Holding Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s Name Into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Room 1203, 12th Floor, Building T1, Smart Cloud, No. 1, Lane 235, Yubei Road

Pudong New District, Shanghai 201204

The People’s Republic of China

Telephone: (+86-21) 6882 6799

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

United States of America

(1) 800 221-0102

(Name, Address and Telephone Number of Agent For Service)

With copies to:

Yingzhi (Lisa) Tang

co-Chief Executive Officer and Chief Financial Officer

Room 1203, 12th Floor, Building T1, Smart Cloud, No. 1, Lane 235, Yubei Road

Pudong New District, Shanghai 201204

The People’s Republic of China

Telephone: (+86-21) 6882 6799

Wei Wang, Esq. 1345 Avenue of the Americas New York, NY 10105 Phone: (212) 370-1300 Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $230,000,000 of unsold securities which remain unsold as of the date hereof, or collectively, the Unsold Securities, previously registered by the registrant’s registration statement on Form F-3 (File No. 333-267919), which was originally filed with the SEC on October 18, 2022 and declared effective on November 23, 2022, or the Prior Registration Statement. The aggregate filing fee paid in connection with such Unsold Securities was $25,346. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If the registrant sells any of the Unsold Securities pursuant to the Prior Registration Statement after the date of the initial filing, and prior to the date of effectiveness, of this registration statement, the registrant will file a pre-effective amendment to this registration statement, which will reduce the number of Unsold Securities included on this registration statement.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

We are filing this registration statement with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-267919) (the “Prior Registration Statement”) that is scheduled to expire on November 23, 2025, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(5) under the Securities Act, by filing this registration statement, the Company may continue to issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement or (ii) 180 days after November 23, 2025. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

This registration statement contains a base prospectus for the purpose of implementing a “shelf” registration process. The base prospectus immediately follows this explanatory note and covers the offering, issuance and sale by us of up to $230,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, subscriptions rights, and/or units. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 12, 2025

Boqii Holding Limited

US$230,000,000

Class A Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Subscription Rights
Units

We may offer, issue and sell from time to time up to US$230,000,000, or its equivalent in any other currency, of our Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information,” before you make your investment decision.

We may, from time to time, sell the securities, directly or through underwriters, agents or dealers, on or off the NYSE American LLC, or NYSE American, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts.

Our Class A ordinary shares are listed on the NYSE American under the symbol “BQ.” On December 9, 2025, the closing price of our Class A ordinary shares on NYSE American was US$2.10 per share.

As of October 30, 2025, the aggregate market value of our issued and outstanding Class A ordinary shares held by non-affiliates, or public float, was approximately US$47.3 million, which was calculated based on 2,789,696 Class A ordinary shares issued and outstanding held by non-affiliates and a per share price of US$16.97 as reported on the NYSE American on such date. We have offered securities of approximately US$4.97 million pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell securities registered on this registration statement with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below US$75 million.

Investors are cautioned that the securities may be offered under this prospectus are securities of Boqii Holding Limited, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. Boqii Holding Limited conducts business in China through its subsidiaries, the consolidated variable interest entities, or the “VIEs”, and the VIEs’ subsidiaries. These contractual arrangements have not been tested in court. The VIE structure is used to provide investors with exposure to foreign investment in China-based companies where Chinese law prohibits direct foreign investment in the operating companies. This structure involves unique risks to investors and investors may never hold equity interests in the Chinese operating companies. Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause in value such securities to significantly decline or become worthless. See “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Doing Business in China” and “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Our Corporate Structure and Contractual Arrangements” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For a description of our corporate structure, see “Item 3. Key Information - Holding Company Structure and Contractual Arrangements with the VIEs.” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “us,” “our,” or “our company” are to Boqii Holding Limited, its subsidiaries, and, in the context of describing our operations and consolidated financial information, including the VIEs and their respective subsidiaries.

You are specifically cautioned that there are significant legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and applicable PRC and United States regulations, which risks could result in a material change in our operations and/or cause the value of our securities to significantly decline or become worthless and affect Boqii Holding Limited’s ability to offer or continue to offer its securities to investors. Moreover, the Chinese regulatory authorities may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our PRC subsidiaries’ operations at any time. The PRC regulatory authorities also initiated a series of actions and statements to regulate business operations in China, including without limitation cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Furthermore, VIE structures pose risks to U.S. investors that are not present in other organizational structures. For example, exerting control through contractual arrangements may be less effective than direct equity ownership, and a company may incur substantial costs to enforce the terms of the arrangements, including those relating to the distribution of funds among the entities. Further, the Chinese government could determine that the agreements establishing the VIE structure do not comply with Chinese law and regulations, including those related to restrictions on foreign ownership, which could subject us to penalties, revocation of business and operating licenses, or forfeiture of ownership interests.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, promulgated Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Overseas Listing Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. According to the Overseas Listing Trial Measures, PRC domestic companies that seek to offer and list securities in overseas markets, either in direct or indirect means, are required to fulfill the filing procedure with the CSRC and report relevant information. Any future offering pursuant to a prospectus supplement to this prospectus will be subject to the Overseas Listing Trial Measures, and we are required to file for record through our major operating entity incorporated in the PRC with the CSRC within three business days after the completion of the initial offering pursuant to a prospectus supplement to this prospectus and make a summary report to the CSRC after the completion of offerings under this prospectus. There can be no assurance that we can complete the filing procedures, obtain the approvals or authorizations, or complete required procedures or other requirements in a timely manner, or at all. Any failure of us to fully comply with the regulatory requirements may subject us to regulatory actions, such as warnings and fines, which may limit our operating privileges in China, delay or restrict the repatriation of the proceeds from offshore fund-raising activities into the PRC or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities. For further details, see “Item 3. Key Information - D. Risk Factors - Risks Related to Doing Business in China” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries and the VIEs. In practice, we estimate and allocate funds to our wholly owned subsidiaries in PRC (“WFOEs”) and the VIEs based on their respective available cash balances and forecasted cash requirements. Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. The VIEs may transfer cash to the relevant WFOEs by paying service fees according to the exclusive business cooperation agreements. Pursuant to these agreements between each of the VIEs and its corresponding WFOEs, each of the VIEs agrees to pay the relevant WFOE for services related to design and maintenance of the e-commerce platform, consulting services, technical training, research, planning and development of the market and customer support at an amount based on 100% of the balance of the gross consolidated profits of each VIE after offsetting the accumulated losses for the preceding financial years and deducting the working capital, expenses, taxes and other statutory contributions required for any financial year, or the amount determined by the WFOE in accordance with the terms of the agreements. For more details, see “Prospectus Summary - Cash Flows through Our Organization” in this prospectus, and “Item 3. Key Information - Cash Flows through Our Organization,” “Item 3. Key Information - Condensed Consolidating Schedule” and consolidated financial statements included elsewhere in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. Considering the future operating and cash flow needs of the VIEs, for the years ended March 31, 2023, 2024 and 2025, no service fees were charged to the VIEs by the WFOEs, and no payments were made by the VIEs under these agreements. If there is any amount payable to relevant WFOEs under the VIE agreements, the VIEs will settle the amount accordingly. For more information, see “Prospectus Summary - Cash Flows through Our Organization” in this prospectus, and “Item 3. Key Information-Condensed Consolidating Schedule” and consolidated financial statements included elsewhere in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For any amounts owed by the VIEs to our PRC subsidiaries under the VIE agreements, unless otherwise required by PRC governmental authorities in accordance with relevant PRC laws and regulations, we are able to settle such amounts without limitations under the current effective PRC laws and regulations, provided that the VIEs have sufficient funds to do so.

Cayman Islands law prescribes that a Cayman Islands company may only pay dividends out of either its profits or share premium account, provided that under no circumstances can a dividend be paid if doing so would result in such company being unable to pay its debts as they become due in the ordinary course of business. Other than the foregoing, there is no other limitations on Boqii Holding Limited’s ability to transfer cash to investors. For further details, see “Prospectus Summary - Cash Flows through Our Organization.” However, any limitation on the ability of our PRC or Hong Kong subsidiaries to pay cash dividends to us could have a material adverse effect on our ability to pay cash dividends to holders of our ordinary shares, for further details, see “Risk Factors - Risks Relating to Doing Business in China -  We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

As of the date of this prospectus, we have not previously declared or paid any cash dividend, dividend in kind or distributions, and have no plan to declare or pay any dividends or distributions in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more information, see “Item 8. Financial Information–8.A. Consolidated Statements and Other Financial Information-Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, foreign exchange transactions under the “capital account” such as foreign direct investment and foreign currency debt, including loans we may secure for the VIEs or their subsidiaries, remain subject to limitations and may require approvals from, filing with or registration with, SAFE and other relevant Chinese governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for the VIEs or their respective subsidiaries. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC and Hong Kong subsidiaries and the VIEs to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations.

There are also limitations on our ability to transfer cash between Boqii Holding Limited, its subsidiaries and the VIEs, and there is no assurance that we are able to comply with all restrictions on the cash transfer provided by laws and regulations of the PRC. See “Prospectus Summary - Restrictions and Limitations on Transfer of Capital” in this prospectus. To the extent cash or assets in the business is in mainland China or Hong Kong or in an entity domiciled in mainland China or Hong Kong, and may need to be used to fund operations outside of mainland China or Hong Kong, the funds and assets may not be available to fund operations or for other uses outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations by the government on our ability to transfer cash and assets. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the U.S. Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued the HFCAA Determination Report, according to which registered public accounting firms headquartered in mainland China and Hong Kong, including PricewaterhouseCoopers Zhong Tian LLP, our former auditor, were subject to the determinations that the PCAOB is unable to inspect or investigate completely. On August 22, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our annual report on Form 20-F for the fiscal year ended March 31, 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our current auditor, Assentsure PAC (“Assentsure”), the independent registered public accounting firm that issues the audit report included in our most recent Annual Report on Form 20-F, is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis with the latest inspection in September 2024. Our auditor is not among the firms listed on the PCAOB Determination List issued in December 2021. Given the foregoing, we do not expect to be identified by the SEC again as a “commission-identified issuer” following the filing of our most recent Annual Report on Form 20-F. However, if our future audit reports are prepared by auditors headquartered in one of the jurisdictions that cannot be completely inspected by the PCAOB, we would be identified as a “commission-identified issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a “commission-identified issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For details of risks related to the HFCAA, see “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China  -  Trading in our securities will be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our registered public accounting firm and as a result, U.S. national securities exchanges, such as the NYSE American, may determine to delist our securities” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed under “risk factors” in this prospectus beginning on page 23,  in our reports filed with the SEC that are incorporated by reference in this prospectus, and in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC, utilizing a “shelf” registration process. We may offer and sell the securities described in this prospectus from time to time in one or more offerings on a continuous or delayed basis.

We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus (as supplemented or amended). We are offering to sell, and seeking offers to buy, securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus (as supplemented or amended) is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus (as supplemented or amended) is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“active buyers” in a given period refers to a registered account that accepted one or more shipped orders on our online sales platforms (defined below); for the avoidance of doubt, active buyers include both individual customers and small and medium pet businesses. The active buyers are calculated using internal company data, treating each account as a separate active buyer even though some buyers may buy through different accounts and multiple buyers may buy through the same account;

●	“ADSs” refers to the American depositary shares, each represented 150 Class A ordinary shares (defined below) before our mandatory exchange of the ADSs for Class A ordinary shares and removal of the ADS program effective July 11, 2025;

●	“Boqii” refers to Boqii Holding Limited, a Cayman Islands exempted company;

●	“we,” “us,” “our company,” “the Company,” “the Group” and “our” refer to Boqii and its subsidiaries and, in the context of describing our operations and consolidated financial information, including the VIEs (defined below) and their respective subsidiaries;

●	“brand owner” refers to a company engaging in the production and sale of branded pet goods;

●	“brand partner” refers to a specific brand owner whose products are sold via our online sales platforms and offline network;

●	“Class A ordinary shares” refers to our Class A ordinary shares, par value US$0.16 per share;

●	“Class B ordinary shares” refers to our Class B ordinary shares, par value US$0.16 per share;

●	“Class C ordinary shares” refers to our Class C ordinary shares, par value US$0.16 per share;

●	“China” or the “PRC” refers to the People’s Republic of China, including Hong Kong and Macau and, only for the purpose of this prospectus, excluding Taiwan; the only instances in which “China” or the “PRC” do not include Hong Kong or Macau are when used in the case of laws and regulations, including, among others, tax matters, adopted by the People’s Republic of China; the legal and operational risks associated with operating in China also apply to our operations in Hong Kong;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“GMV” refers to gross merchandise volume, which is the total value of confirmed orders placed with us and sold through distribution model or drop shipping model where we act as a principal in the transaction regardless of whether the products are delivered or returned, calculated based on the listed prices of the ordered products without taking into consideration any discounts. With respect to products sold by Nanjing Xingmu Biotechnology Co., Ltd., such GMV is calculated based on the suggested retail prices of the ordered products without taking into consideration any discounts and regardless of whether the products are delivered or returned. For the avoidance of doubt, the total GMV amounts disclosed in this prospectus (i) includes GMV of products sold by Nanjing Xingmu Biotechnology Co., Ltd., (ii) excludes products sold through consignment model and (iii) excludes the value of services offered by us;

●	“online sales platforms” refers to Boqii Mall, our flagship stores on third-party e-commerce platforms and our proprietary SaaS system;

●	“MAA” means the fourteenth amended and restated memorandum and articles of association of Boqii currently in effect;

●	“Meiyizhi WFOE” refers to Shanghai Meiyizhi Supply Chain Co., Ltd.;

●	“RMB” or “Renminbi” refers to the legal currency of the People’s Republic of China;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“Shanghai Guangcheng” refers to Guangcheng (Shanghai) Information Technology Co., Ltd.;

●	“Shanghai Xincheng” refers to Xincheng (Shanghai) Information Technology Co., Ltd.;

●	“shares” or “ordinary shares” refers to our Class A, Class B, and Class C ordinary shares, par value US$0.16 per share;

●	“Suzhou Taicheng” refers to Suzhou Taicheng Supply Chain Co., Ltd.;

●	“Suzhou Xingyun” refers to Suzhou Xingyun Yueming Supply Chain Co., Ltd.;

●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States;

●	“variable interest entities,” or “VIEs,” refers to the PRC entities of which we have power to control the management, and financial and operating policies and have the right to recognize and receive substantially all the economic benefits and in which we have an exclusive option to purchase all or part of the equity interests at the minimum price possible to the extent permitted by PRC law;

●	“Xingmu” or “Nanjing Xingmu” refers to Nanjing Xingmu Biotechnology Co., Ltd.; and

●	“Xingmu WFOE” refers to Nanjing Xinmu Information Technology Co., Ltd.

Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus are made at RMB7.2567 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 31, 2025. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all.

Unless otherwise stated in this prospectus, all numbers of our ordinary shares and related data have been updated to reflect the 160-for-1 reverse split approved by our shareholders on June 26, 2025 (the “Reverse Split”).

For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.

Any forward-looking statement you read in this prospectus, any prospectus supplement or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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PROSPECTUS SUMMARY

Investors are cautioned that the securities may be offered under this prospectus are securities of Boqii Holding Limited, our Cayman Islands holding company, which is not a Chinese operating company nor does it have any substantive business operations. Boqii Holding Limited conducts business in China through its subsidiaries and the consolidated VIEs and their respective subsidiaries.

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus from our other filings with the SEC, before making an investment decision.

Company Overview

Boqii is a leading pet-focused platform in China. We offer a truly one-stop destination that pet parents in China may go to get everything they need for their pets and share their passion for pet parenting. They come to Boqii to discover the best pet products for their pets, share their most memorable pet raising stories, and find ways to make their pets healthier and happier. With our purpose-built platforms, we are reshaping how pet parents in China engage with their pets-by educating and inspiring them to become better pet parents, helping them find what their pets need, and bringing them a unique shopping experience. We believe you will love Boqii if you love pets. With online sales platforms at its core, we extend our reach offline to connect and empower other participants in the pet value chain, including brand partners, manufacturers of pet products, physical pet stores and pet hospitals, and pet-related content providers.

We operate a leading pet-focused online retail business in China’s pet market in terms of GMV. During the three years ended March 31, 2023, 2024 and 2025, we connected a total of approximately 742 brand partners with pet parents in China. We are redefining e-commerce for pet parents by providing an accessible, personalized and enjoyable shopping experience based on a deep understanding of our users and customers and their pets by leveraging extensive user interactions and transactional behaviors we have observed over the years. We create and continue to develop our private brands, including Yoken, Mocare and two “D-cat” labels, with compelling quality and prices. Users and customers come to shop on Boqii because we offer them a high-quality, high-touch experience with access to approximately 21,140 SKUs as of March 31, 2025. During the three years ended March 31, 2023, 2024 and 2025, we delivered an aggregate of approximately 21.6 million orders to our users and customers.

We have a large pet-focused online community in China’s pet market. We had approximately 3.7 million active buyers for the year ended March 31, 2025. We deeply understand and care about our users and customers and their pets. We engage with our users and customers through shopping, content, social media, and offline events, spurring interactions in a way that traditional retailers do not. On top of extensive interactions and transactional behaviors we have observed, we have developed a profound understanding of who our users and customers are, what they are keen to buy for their pets, how they communicate with other pet parents, and what content they resonate with. Our rich content not only guides users and customers along their shopping journey, but also becomes a trusted source for discovery and inspiration for all pet lovers.

We generate revenues primarily from transactions completed on our online sales platforms and by supplying products to physical pet stores we cooperate with. Our total net revenues were approximately RMB1,092.1 million, RMB709.4 million and RMB468.9 (US$64.6 million) in the years ended March 31, 2023, 2024 and 2025, respectively. Net revenues generated from the sale of products were approximately RMB1,048.5 million, RMB680.1 million and RMB431.3 (US$59.4 million), accounting for approximately 96.0%, 95.9% and 92.0% of our total net revenues in the years ended March 31, 2023, 2024 and 2025, respectively. We recorded net loss of approximately RMB106.0 million, RMB68.9 million and RMB58.6 (US$8.1 million) in the years ended March 31, 2023, 2024 and 2025, respectively. See “Item 4. B. Business Overview” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Recent Developments

Private Placement in February 2025

On February 13, 2025, we entered into securities purchase agreements with certain non-U.S. purchasers, each an unrelated third party to the Company. Pursuant to the securities purchase agreements, we sold to the purchasers in a private placement offering, an aggregate of 2,000,000 ADSs, at a purchase price of $1.2 per ADS, and for an aggregate purchase price of $2,400,000. The ADSs had not been registered under the Securities Act and were not offered pursuant to the Registration Statement. These ADSs were offered pursuant to the exemption provided in Rule 903 of Regulation S under the Securities Act.

In connection with this private placement, we entered into a registration rights agreement with the purchasers, pursuant to which, among other things, we are required to prepare and file with SEC one or more registration statements to register for the resale of the ADSs no later than May 31, 2025. The Company is required to use best efforts to have such registration statement(s) declared effective as promptly as possible thereafter.

Reverse Split and ADS Termination in July 2025

On June 26, 2025, our shareholders approved the Reverse Split and the following actions relating to our ADSs upon the effectiveness of the Reverse Split (collectively referred to as the “ADS Termination”): (1) suspension of trading of ADSs on the NYSE American; (2) termination of the deposit agreement dated September 29, 2020, in connection with our ADS program, (3) mandatory exchange of outstanding ADSs for the corresponding Class A ordinary shares; and (4) commencement of trading of Class A ordinary shares on the NYSE American.

On July 11, 2025, the Reverse Split was effective in the market and the ADS Termination became effective. As a result of the Reverse Split, the par value of our ordinary shares was increased from $0.001 per share to $0.16 per share. In connection with the ADS Termination, our outstanding ADSs were automatically cancelled and exchanged for the corresponding number of Class A ordinary shares at a rate 15/16, or 0.9375 of a Class A ordinary share for each ADS cancelled. All resulting fractional shares were rounded up to the nearest whole number of shares on the participant level. On July 11, 2025, trading of our ADSs was suspended, and our Class A ordinary shares commenced trading on a post-Reverse Split basis, each with a par value of $0.16, on the NYSE American under the same ticker symbol “BQ.”

Issuance of Class C Ordinary Shares in August 2025

In August 2025, the Company entered into a securities subscription agreement with Green Mountain Management Limited (the “Subscriber”), a British Virgin Islands business company. Yingzhi (Lisa) Tang, a director, co-Chief Executive Officer, and Chief Financial Officer of the Company, and Hao (Louis) Liang, Chairman of the Board and Chief Executive Officer of the Company, each owns 50% of the Subscriber. Pursuant to the securities subscription agreement, the Company issued and sold to the Subscriber 500,000 Class C ordinary shares for a total consideration of $80,000. As of the date of this prospectus, Ms. Tang and Mr. Liang collectively own an aggregate of approximately 10.2% of the Company’s issued and outstanding ordinary shares and approximately 89.4% of the Company’s total voting power.  The issuance of the Class C ordinary shares was pursuant to Regulation S promulgated under the Securities Act, and was intended to (i) enhance the Company’s ability to execute long-term business strategies and (ii) enable the Company to raise new equity capital while maintaining a stable corporate structure and senior management team.

Registered Direct Offering in November 2025

On November 3, 2025, we entered into a securities purchase agreement with certain institutional investors named thereto, pursuant to which we sold, in a registered direct offering: (i) 698,000 Class A ordinary shares, at a purchase price of $2.80 per share; and (ii) pre-funded warrants to purchase up to 802,000 Class A ordinary shares at a purchase price of $2.80 per pre-funded warrant.

The sale was made pursuant to a “shelf” registration statement on Form F-3 (File No. 333-267919) initially filed with the SEC on October 18, 2022. The registered direct offering closed on November 4, 2025. We received approximately $4.2 million in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses.

Nanjing Xingmu Equity Interest Repurchase Agreement in December 2025

On December 4, 2025, Shanghai Guangcheng, a VIE of Boqii, entered into an equity interest repurchase agreement (the “Repurchase Agreement”) with Nanjing Xingmu, a VIE of the Company, two founders of Nanjing Xingmu, Chao Guo and Zhongshu Zhai (together, the “Founders”), and certain other parties listed on the signature pages thereto (collectively with Shanghai Guangcheng, Nanjing Xingmu and the Founders, the “Parties”).

Under the Repurchase Agreement, the Founders agreed to repurchase the 14.5% equity interest in Nanjing Xingmu currently held by Shanghai Guangcheng for an aggregate cash consideration of RMB 12.5 million, to be paid in installments upon satisfaction of certain considerations (the “Repurchase”). Each Founder will acquire 7.25% of such equity interest from Shanghai Guangcheng. The Repurchase Agreement contains certain representations, warranties and covenants by the Parties, as well as provisions on indemnification or damages, among other things.

In connection with the Repurchase, and subject to the satisfaction of the conditions set forth in the Repurchase Agreement, the Parties anticipate terminating the contractual arrangements by and among Xingmu WFOE, Nanjing Xingmu and the shareholders of Nanjing Xingmu, pursuant to which Xingmu WFOE is considered the primary beneficiary of Nanjing Xingmu for accounting purposes and is able to consolidate its operating results in the Company’s financial statements under U.S. generally accepted accounting principles.

Holding Company Structure and Contractual Arrangements with the VIEs

Boqii is a Cayman Islands holding company with no business operations. The Company conducts its operations in China through its PRC subsidiaries and the consolidated variable interest entities, or the VIEs, and the VIEs’ subsidiaries. The Company, its shareholders who are non-PRC residents and its subsidiaries do not and are not legally permitted to have any equity interests in the VIEs as current PRC laws and regulations restrict foreign investment in companies that engage in value-added telecommunication services and certain other restricted services related to our businesses. As a result, the Company operates relevant businesses in China through certain contractual arrangements by and among the WFOEs, the VIEs and the respective shareholders of the VIEs. This structure allows the WFOEs to be considered the primary beneficiary of the VIEs for accounting purposes and are able to consolidate the VIEs’ operating results in the Company’s financial statements under the U.S. GAAP. This structure also provides contractual exposure to foreign investment in such companies. As of the date of this prospectus, to our knowledge, the VIE agreements have not been tested in a court of law in the PRC. Our corporate structure involves unique risks to investors in the Class A ordinary shares. Investors in the Company’s Class A ordinary shares are purchasing equity securities of a Cayman Islands holding company rather than equity securities issued by the Company’s subsidiaries and the VIEs. Investors who are non-PRC residents may not directly hold equity interests in the VIEs under current PRC laws and regulations.

For more details of these contractual arrangements, see “Item 3. Key Information  - Holding Company Structure and Contractual Arrangements with the VIEs” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For more details of risks related to our VIE structure, see “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Doing Business in China” and “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Our Corporate Structure and Contractual Arrangement” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

The following diagram illustrates our simplified corporate structure, including our principal subsidiaries and VIEs, as of the date of this prospectus:

Boqii Holding Limited
(Cayman Islands)
83.63%
100%
100%
51%
100%
Yoken Holding Limited
(Cayman Islands)
Boqii Corporation Limited
(Hong Kong)
Boqii International Limited
(Hong Kong)
Xingmu International Limited
(BVI)
Free Flow Holding Limited
(Cayman Islands)
100%
100%
100%
Yoken International Limited
(Hong Kong)
Xingmu HK Limited
(Hong Kong)
Free Flow Corporation Limited
(Hong Kong)
Offshore
Onshore
100%
100%
100%
100%
Chengdu Chongaita Information Technology Co., Ltd.
("Yoken WFOE")
100%
Shanghai Yiqin Pet Products Co., Ltd.
("Shanghai Yiqin")
Xincheng(Shanghai) Information Technology Co, Ltd.
("Shanghai Xincheng")
Nanjing Xinmu Information Technology Co., Ltd.
("Xingmu WFOE")*
Shanghai Meiyizhi Supply Chain Co, Ltd.
("Meiyizhi WFOE")
Suzhou Taicheng Supply Chain Co., Ltd.
("Suzhou Taicheng")
Guangcheng(Shanghai) Information Technology Co., Ltd.
("Shanghai Guangcheng")
Nanjing Xingmu Biotechnology Co., Ltd.
("Nanjing Xingmu")*
Suzhou Xingyun Yueming Supply Chain Co., Ltd.
("Suzhou Xingyun")

Notes:

Equity interest

Contractual arrangements, including the exclusive technical consulting and service agreement, intellectual property license agreement, equity pledge agreement, exclusive call option agreement, shareholders’ voting rights proxy agreement and loan agreement. See “Item 3. Key Information- Holding Company Structure and Contractual Arrangements with the VIEs” in our most recent Annual Report on Form 20-F and “Prospectus Summary - Our Contractual Arrangements” in this prospectus.

*	The contractual arrangements with Nanjing Xingmu are anticipated to be terminated in connection with the Repurchase Agreement dated December 4, 2025, subject to the satisfaction of the conditions therein. See “Prospectus Summary - Recent Developments - Nanjing Xingmu Equity Interest Repurchase Agreement in December 2025” in this prospectus.

Our Contractual Arrangements

We have entered into a series of contractual arrangements, through WFOEs, with the VIEs and their registered shareholders to direct the activities of the VIEs and their respective subsidiaries (“affiliated entities”) that most significantly impact their economic performance, through which we commence our business. These VIE agreements have not been tested in court. The following is a summary of the major terms of the contractual arrangements by and among Shanghai Xincheng, Shanghai Guangcheng and the shareholders of Shanghai Guangcheng. The contractual arrangements by and among Xingmu WFOE, Nanjing Xingmu and the shareholders of Nanjing Xingmu (subject to the anticipated termination as discussed below), the contractual arrangements by and among Shanghai Xincheng, Suzhou Taicheng and the shareholders of Suzhou Taicheng, and the contractual arrangements by and among Meiyizhi WFOE, Suzhou Xingyun and the shareholders of Suzhou Xingyun are substantially similar to the corresponding contractual arrangements discussed below, unless otherwise indicated.

Pursuant to the Repurchase Agreement dated December 4, 2025, the contractual arrangements among Xingmu WFOE, Nanjing Xingmu, and the shareholders of Nanjing Xingmu are expected to be terminated subject to the satisfaction of the conditions therein. See “Prospectus Summary - Recent Developments - Nanjing Xingmu Equity Interest Repurchase Agreement in December 2025” in this prospectus.

Exclusive Technical Consulting and Service Agreement

Pursuant to an exclusive technical consulting and service agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng, Shanghai Guangcheng agreed to appoint Shanghai Xincheng as its exclusive provider of consulting and services related to, among other things, e-commerce platform design and maintenance, business consulting, internal training, labor support, market research and development, strategic planning and customer support and development. In exchange, Shanghai Guangcheng agrees to pay Shanghai Xincheng an annual service fee, at an amount that is agreed by both parties. This agreement will remain effective unless Shanghai Xincheng and Shanghai Guangcheng terminate this agreement in writing.

Intellectual Property License Agreement

Pursuant to an intellectual property license agreement entered into on August 4, 2020 by and between Shanghai Xincheng and Shanghai Guangcheng, Shanghai Xincheng agreed to grant to Shanghai Guangcheng a nonsublicensable, nontransferable and nonexclusive license of certain intellectual properties solely for Shanghai Guangcheng’s use. In exchange, Shanghai Guangcheng agrees to pay a royalty, at an amount that is agreed by both parties. The term of this agreement is ten years from the date of such agreement and will be automatically extended for another ten-year term unless it is terminated by three months’ written notice by the licensor.

Shareholders’ Voting Rights Proxy Agreement

Pursuant to the shareholders’ voting rights proxy agreement entered into on August 4, 2020, by and among Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng, as supplemented from time to time, such shareholders of Shanghai Guangcheng irrevocably authorized the person then designated by Shanghai Xincheng to exercise such shareholders’ rights in Shanghai Guangcheng, including without limitation, the power to participate in and vote at shareholders’ meetings, the power to nominate and appoint the directors, senior management, the power to propose to convene a shareholders’ meeting, and other shareholders’ voting rights permitted by the Articles of Association of Shanghai Guangcheng.

Equity Pledge Agreement

Pursuant to an equity pledge agreement entered on October 16, 2019, by and between Shanghai Xincheng, Shanghai Guangcheng, and then shareholders of Shanghai Guangcheng, as supplemented by an equity pledge agreement entered into on August 4, 2020 and an equity pledge agreement entered into on September 25, 2022, by and between Shanghai Xincheng, Shanghai Guangcheng, and Shanghai Chelin Information Technology Center (Limited Partnership), a then shareholder of Shanghai Guangcheng, such shareholders of Shanghai Guangcheng pledged all of their equity interests in Shanghai Guangcheng to Shanghai Xincheng, to guarantee the performance of Shanghai Guangcheng, and, to the extent applicable, such shareholders of Shanghai Guangcheng, or their obligations under the contractual arrangements of the VIEs. If Shanghai Guangcheng or such shareholders fail to perform their obligations under the contractual arrangement of the VIEs, Shanghai Xincheng will be entitled to, among other things, the right to sell the pledged equity interests in Shanghai Guangcheng. The shareholders of Shanghai Guangcheng also undertake that, during the term of the equity pledge agreement, they will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests without prior written consent of Shanghai Xincheng. As of the date of this prospectus, the equity pledges under the share pledge agreements have been registered with the relevant PRC legal authority pursuant to PRC laws and regulations.

As of the date of this prospectus, all equity pledges under the share pledge agreements by and between the shareholders of Nanjing Xingmu and Xingmu WFOE (subject to the anticipated termination as discussed above), by and between the shareholders of Suzhou Xingyun and Meiyizhi WFOE, as well as by and between the shareholders of Suzhou Taicheng and Shanghai Xincheng have been registered with the relevant PRC legal authority pursuant to PRC laws and regulations.

Exclusive Call Option Agreement

Pursuant to an exclusive call option agreement entered on August 4, 2020, by and between Shanghai Xincheng, Shanghai Guangcheng and then shareholders of Shanghai Guangcheng, as supplemented from time to time, such shareholders of Shanghai Guangcheng irrevocably and unconditionally granted Shanghai Xincheng an exclusive call option to purchase, or have its designated person(s) to purchase, at its discretion, all or part of the equity options in Shanghai Guangcheng. The purchase price shall be the lowest price permitted by applicable PRC laws and regulations. The shareholders of Shanghai Guangcheng undertake that, without the prior written consent of Shanghai Xincheng, they may not increase or decrease the registered capital or conduct any merger, transfer or dispose of their equity options and any other third-party rights thereon, dispose of, or procure the management to dispose of, material assets of Shanghai Guangcheng, terminate or procure the management to terminate any material agreements or enter into any agreements in conflict with any existing material agreement, appoint or dismiss any director, supervisor or any other senior management which should be appointed or dismissed by such shareholders, procure Shanghai Guangcheng to declare or distribute any distributable profits or dividends, procure the winding-up, liquidation or dissolution of Shanghai Guangcheng, amend its articles of association or provide any loans to, or borrow any loans from, third parties or provide security or guarantee, or undertake any substantive obligations beyond the ordinary course of business. The exclusive call option agreement will remain effective until all equity options in Shanghai Guangcheng held by such shareholders are transferred or assigned to Shanghai Xincheng or its designated representatives.

Loan Agreement

Shareholders of Shanghai Guangcheng have entered into a loan agreement, as amended from time to time, with Shanghai Xincheng on August 4, 2020. Pursuant to the loan agreement, Shanghai Xincheng provided such shareholders with a long-term interest-free loan. The proceeds from the loans were used for the investment in or general business development of Shanghai Guangcheng. The loans can be repaid by transferring the shareholders’ respective equity interests in Shanghai Guangcheng to Shanghai Xincheng or its designee.

Spousal Consent Letter

In addition to the contractual arrangements discussed above, each of the respective spouses of the individual shareholders of Nanjing Xingmu has executed an additional spousal consent letter which contains terms as described below (subject to the anticipated termination as discussed above). Pursuant to the spousal consent letters dated September 26, 2019, each of the respective spouses of the individual shareholders of Nanjing Xingmu, unconditionally and irrevocably agreed that the equity interest in Nanjing Xingmu held by and registered in the name of his/her spouse will be disposed of pursuant to the equity pledge agreement, the exclusive call option agreement and the shareholders’ voting rights proxy agreement. The spouse agreed not to assert any rights over the equity interest in Nanjing Xingmu held by his/her spouse. In addition, in the event that the spouse obtains any equity interest in Nanjing Xingmu held by his/her spouse for any reason, the spouse agreed to be bound by the contractual arrangements.

In the opinion of Refcoo PRC Lawyers, our PRC legal counsel, the ownership structures of the VIE and WFOE currently do not result in any violation of applicable PRC laws and regulations currently in effect; and the contractual arrangements between WFOE, the VIE and its shareholders governed by PRC law currently are valid and legally binding on each party thereto and enforceable in accordance with the terms thereof, subject as to enforceability to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally, the discretion of relevant governmental authorities in exercising their authority in connection with the interpretation and implementation thereof, and the application of relevant PRC laws and policies thereto, and to general equity principles.

These contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. If the VIEs or their respective shareholders fail to perform their respective obligations under the contractual arrangements, we could be limited in our ability to enforce the contractual arrangements and may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under PRC law, and such remedies may not be recognized, or enforced by PRC courts. As of the date of this prospectus, to our knowledge, the VIE agreements have not been tested in a court of law in the PRC. See “Item 3. Key Information-3.D. Risk Factors-Risks Related to Our Corporate Structure and Contractual Arrangements” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Financial Information Related to the VIEs

The following tables present the condensed consolidating schedules of financial information of Boqii, our subsidiaries that are the primary beneficiaries of VIEs and their subsidiaries, the VIEs and their subsidiaries, and other subsidiaries for the periods and as of the dates indicated.

	As of March 31, 2023
	Boqii Holding Limited	All others	Primary beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
ASSETS
Current assets:
Cash and cash equivalents	129	6,420	67,779	15,522	-	89,850
Short-term investments	-	69,797	-	-	-	69,797
Accounts receivable, net	-	1,763	41,807	33,172	-	76,742
Inventories, net	-	1,693	51,465	27,894	-	81,052
Prepayments and other current assets	10,507	8,268	12,293	48,291	-	79,359
Amounts due from related parties	100	5,497	-	3,782	-	9,379
Intra-Group receivables due from the Group’s entities(1)	-	96,497	1,035,667	83,700	(1,215,864)	-
Non-current assets:
Property and equipment, net	-	29	802	4,661	-	5,492
Intangible assets	-	50	21,443	101	-	21,594
Operating lease right-of-use assets	-	-	49	22,305	-	22,354
Goodwill	-	-	-	-	-	-
Long-term investments	102	-	-	75,505	-	75,607
Long-term investments to the Group’s entities	170,476	-	-	-	(170,476)	-
Amounts due from related parties, non-current	-	-	-	2,988	-	2,988
Other non-current asset	-	262	1,105	5,219	-	6,586
Total assets	181,314	190,276	1,232,410	323,140	(1,386,340)	540,800
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	-	-	85,898	363	-	86,261
Accounts payable	-	92	42,471	13,459	-	56,022
Salary and welfare payable	-	371	946	5,573	-	6,890
Accrued liabilities and other current liabilities	350	1,697	3,161	16,896	-	22,104
Amounts due to related parties, current	-	-	450	21	-	471
Intra-Group payables due to the Group’s entities(1)	2,681	12,112	105,619	1,095,452	(1,215,864)	-
Contract liabilities	-	-	-	4,471	-	4,471
Operating lease liabilities, current	-	-	13	9,207	-	9,220
Derivative liabilities	-	7,850	2,851	-	-	10,701
Non-current liabilities:
Deferred tax liabilities	-	-	5,325	(1,184)	-	4,141
Operating lease liabilities, non-current	-	-	-	12,741	-	12,741
Long-term debt	-	-	27,346	75,481	-	102,827
Investments deficit to the Group’s entities(2)	-	(9,510)	915,738	-	(906,228)	-
Total liabilities	3,031	12,612	1,189,818	1,232,480	(2,122,092)	315,849
Mezzanine equity:
Redeemable non-controlling interests	-	7,197	-	-	-	7,197
Total mezzanine equity	-	7,197	-	-	-	7,197

Shareholders’ equity:
Total Boqii Holding Limited shareholders’ deficit	178,283	170,476	9,510	(915,738)	735,752	178,283
Non-controlling interests	-	(9)	33,082	6,398	-	39,471
Total shareholders’ equity	178,283	170,467	42,592	(909,340)	735,752	217,754
Total liabilities, mezzanine equity and shareholders’ equity	181,314	190,276	1,232,410	323,140	(1,386,340)	540,800

	As of March 31, 2024
	Boqii Holding Limited	All others	Primary beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
ASSETS
Current assets:
Cash and cash equivalents	69	28,769	24,687	19,197	-	72,722
Accounts receivable, net	-	2,811	23,576	23,731	-	50,118
Inventories, net	-	2,581	41,504	11,104	-	55,189
Prepayments and other current assets	9,693	33,499	18,908	32,418	-	94,518
Amounts due from related parties	-	4,064	-	1,640	-	5,704
Intra-Group receivables due from the Group’s entities(1)		102,392	934,134	19,140	(1,055,666)	-
Non-current assets:
Property and equipment, net	-	-	659	2,444	-	3,103
Intangible assets	-	-	17,885	25	-	17,910
Operating lease right-of-use assets	-	-	1,605	7,346	-	8,951
Goodwill	-	-	-	-	-	-
Long-term investments	38	-	-	65,849	-	65,887
Long-term investments to the Group’s entities	211,476				(211,476)
Amounts due from related parties, non-current	-	-	-	5,658	-	5,658
Other non-current asset	-	110	1,252	2,093	-	3,455
Total assets	211,276	174,226	1,064,210	190,645	(1,267,142)	383,215
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	-	-	5,000	10,213	-	15,213
Accounts payable	-	22	21,978	2,279	-	24,279
Salary and welfare payable	-	406	2,126	440	-	2,972
Accrued liabilities and other current liabilities	(126)	34	8,799	7,960	-	16,667
Amounts due to related parties, current	-	-	-	-	-	-
Intra-Group payables due to the Group’s entities(1)	2,721	12,112	42,911	997,922	(1,055,666)	-
Contract liabilities	-	-	-	1,579	-	1,579
Operating lease liabilities, current	-	-	359	5,254	-	5,613
Derivative liabilities	-	5,721	-	-	-	5,721
Non-current liabilities:
Deferred tax liabilities	-	-	4,435	(1,201)	-	3,234
Operating lease liabilities, non-current	-	-	906	2,209	-	3,115
Long-term debt	-	-	32,441	11,500	-	43,941
Investments deficit to the Group’s entities(2)	-	(63,488)	851,208	-	(787,720)	-
Total liabilities	2,595	(45,193)	970,163	1,038,155	(1,843,386)	122,334
Mezzanine equity:
Redeemable non-controlling interests		7,963				7,963
Total mezzanine equity		7,963				7,963
Shareholders’ equity:
Total Boqii Holding Limited shareholders’ deficit	218,681	211,476	63,488	(851,208)	576,244	218,681
Non-controlling interests	-	(20)	30,559	3,698	-	34,237
Total shareholders’ equity	218,681	211,456	94,047	(847,510)	576,244	252,918
Total liabilities, mezzanine equity and shareholders’ equity	221,276	174,226	1,064,210	190,645	(1,267,142)	383,215

	As of March 31, 2025
	Boqii Holding Limited	All others	Primary beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
ASSETS
Current assets:
Cash and cash equivalents	4,688	8,528	11,135	14,308	-	38,659
Short-term investments	-	-	-	4,000	-	4,000
Accounts receivable, net	-	2,825	5,942	20,551	-	29,318
Inventories, net	-	2,626	31,393	6,057	-	40,076
Prepayments and other current assets	9,565	14,072	33,630	33,197	-	90,465
Amounts due from related parties	-	18,670	-	1,134	-	19,804
Intra-Group receivables due from the Group’s entities(1)		93,861	957,477	12,579	(1,063,917)	-
Non-current assets:
Property and equipment, net	-	-	788	3,461	-	4,249
Intangible assets	-	-	14,656	15	-	14,671
Operating lease right-of-use assets	-	-	1,034	2,050	-	3,084
Goodwill	-	-	-	-	-	-
Long-term investments	12	-	-	64,975	-	64,986
Long-term investments to the Group’s entities	178,150				(178,150)
Amounts due from related parties, non-current	-	-	-	4,935	-	4,935
Other non-current asset	-	-	1,390	529	-	1,919
Total assets	192,415	140,582	1,057,445	167,791	(1,242,067)	316,166
LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	-	-	9,000	63	-	9,063
Accounts payable	-	-	19,137	421	-	19,558
Salary and welfare payable	-	306	1,545	57	-	1,908
Accrued liabilities and other current liabilities	(125)	61	7,156	4,764	-	11,856
Amounts due to related parties, current	-	-	-	-	-	-
Intra-Group payables due to the Group’s entities(1)	2,735	113	49,153	1,011,916	(1,063,917)	-
Contract liabilities	-	-	-	1,768	-	1,768
Operating lease liabilities, current	-	-	430	1,284	-	1,714
Derivative liabilities	-	5	-	-	-	5
Non-current liabilities:
Deferred tax liabilities	-	-	3,634	(1,201)	-	2,433
Operating lease liabilities, non-current	-	-	313	538	-	851
Long-term debt	-	-	38,435	200	-	38,635
Investments deficit to the Group’s entities(2)	-	(46,857)	853,014	-	(806,157)	-
Total liabilities	2,610	(46,372)	981,817	1,019,810	(1,870,074)	87,791
Mezzanine equity:
Redeemable non-controlling interests		8,804				8,804
Total mezzanine equity		8,804				8,804
Shareholders’ equity:
Total Boqii Holding Limited shareholders’ deficit	189,805	178,150	46,857	(853,014)	628,007	189,805
Non-controlling interests	-	-	28,771	995	-	29,766
Total shareholders’ equity	189,805	178,150	75,628	(852,019)	628,007	219,571
Total liabilities, mezzanine equity and shareholders’ equity	192,415	140,582	1,057,445	167,791	(1,242,067)	316,166

Notes:

(1)	Represents the elimination of intercompany balances among Boqii, the primary beneficiaries of VIEs and their subsidiaries, the other subsidiaries, and the VIEs and their subsidiaries that we consolidate.
(2)	Represents the elimination of investments among Boqii, the primary beneficiaries of VIEs and their subsidiaries, the other subsidiaries, and the VIEs and their subsidiaries that we consolidate.

	Year Ended March 31, 2023
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Net revenues:
Third-party revenues	-	8,937	297,005	786,152	-	1,092,094
Intra-Group revenues(1)	-	-	534,559	86,463	(621,022)	-
Total revenues	-	8,937	831,564	872,615	(621,022)	1,092,094
Cost of revenues:
Third-party cost of revenues	-	(8,967)	(767,831)	(81,810)	-	(858,608)
Intra-Group cost of revenues(1)	-	-	(982)	(534,518)	535,500	-
Total cost of revenues	-	(8,967)	(768,813)	(616,328)	535,500	(858,608)
Gross profit	-	(30)	62,751	256,287	(85,522)	233,486
Operating expenses:
Third-party operating expenses	1,076	(10,342)	(49,737)	(237,852)	-	(296,855)
Impairment of goodwill	-	-	(39,690)	(994)	-	(40,684)
Intra-Group operating expenses(1)	-	-	(85,481)	(41)	85,522	-
Total operating expenses	1,076	(10,342)	(174,908)	(238,887)	85,522	(337,539)
Other income/(expense), net	-	-	127	158	-	285
Loss from operations	1,076	(10,372)	(112,030)	17,558	-	(103,768)
Equity in loss of the Group’s entities(2)	(109,424)	(101,087)	16,245	-	194,266	-
Non-operating income/(expense)	5,550	2,033	(10,591)	(29)	-	(3,037)
Loss before income tax expenses	(102,798)	(109,426)	(106,376)	17,529	194,266	(106,805)
Income tax benefits	-	-	890	21	-	911
Share of results of equity investees	-	-	-	(82)	-	(82)
Net loss	(102,798)	(109,426)	(105,486)	17,468	194,266	(105,976)
Less: Net income attributable to the non-controlling interest shareholders	-	(1)	(4,400)	1,224	-	(3,177)
Net loss attributable to Boqii Holding Limited	(102,798)	(109,425)	(101,086)	16,244	194,266	(102,799)

	Year Ended March 31, 2024
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Net revenues:
Third-party revenues		5,386	240,509	463,457	-	709,352
Intra-Group revenues(1)		-	266,536	41,335	(307,871)	-
Total revenues		5,386	507,045	504,792	(307,871)	709,352
Cost of revenues:
Third-party cost of revenues	-	(4,747)	(471,571)	(92,297)	-	(568,615)
Intra-Group cost of revenues(1)	-	-	(918)	(266,823)	267,741	-
Total cost of revenues	-	(4,747)	(472,489)	(359,120)	267,741	(568,615)
Gross profit	-	639	34,556	145,672	(40,130)	140,737
Operating expenses:
Third-party operating expenses	(9,900)	(12,467)	(42,696)	(138,799)	-	(203,862)
Intra-Group operating expenses(1)	-	-	(40,416)	286	40,130	-
Total operating expenses	(9,900)	(12,467)	(83,112)	(138,513)	40,130	(203,862)
Other income/(expense), net	-	-	2,005	961	-	2,966
Loss from operations	(9,900)	(11,828)	(46,551)	8,120	-	(60,159)
Equity in loss of the Group’s entities(2)	(64,439)	(55,107)	(4,834)	-	124,380	-
Non-operating income/(expense)	10,677	2,483	(7,132)	(15,744)	-	(9,716)
Loss before income tax expenses	(63,662)	(64,452)	(58,517)	(7,624)	124,380	(69,875)
Income tax benefits	-	-	889	38	-	927
Share of results of equity investees	-	-	-	50	-	50
Net loss	(63,662)	(64,452)	(57,628)	(7,536)	124,380	(68,898)
Less: Net income attributable to the non-controlling interest shareholders	-	(13)	(2,521)	(2,700)	-	(5,234)
Net loss attributable to Boqii Holding Limited	(63,662)	(64,439)	(55,107)	(4,836)	124,380	(63,664)

	Year Ended March 31, 2025
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Net revenues:
Third-party revenues		1,487	235,220	232,187	-	468,894
Intra-Group revenues(1)		-	122,368	27,336	(149,704)	-
Total revenues		1,487	357,588	259,523	(149,704)	468,894
Cost of revenues:
Third-party cost of revenues	-	(1,125)	(305,389)	(61,726)	-	(368,240)
Intra-Group cost of revenues(1)	-	-	(307)	(121,990)	122,297	-
Total cost of revenues	-	(1,125)	(305,696)	(183,716)	122,297	(368,240)
Gross profit	-	362	51,892	75,807	(27,407)	100,654
Operating expenses:
Third-party operating expenses	(7,562)	(13,218)	(58,304)	(81,627)	-	(160,711)
Intra-Group operating expenses(1)	-	-	(27,406)	-	27,406	-
Total operating expenses	(7,562)	(13,218)	(85,710)	(81,627)	27,406	(160,711)
Other income/(expense), net	-	-	144	592	-	736
Loss from operations	(7,562)	(12,856)	(33,674)	(5,228)	(1)	(59,321)
Equity in loss of the Group’s entities(2)	(46,578)	(40,073)	(2,966)	-	89,617	-
Non-operating income/(expense)	15	6,373	(6,023)	(419)	-	(54)
Loss before income tax expenses	(54,125)	(46,556)	(42,663)	(5,647)	89,616	(59,375)
Income tax benefits	-	-	801	-	-	801
Share of results of equity investees	-	-	-	(22)	-	(22)
Net loss	(54,125)	(46,556)	(41,862)	(5,669)	89,616	(58,596)
Less: Net income attributable to the non-controlling interest shareholders	-	22	(1,790)	(2,703)	-	(4,471)
Net loss attributable to Boqii Holding Limited	(54,125)	(46,578)	(40,072)	(2,966)	89,616	(54,125)

Notes:

(1)	Represents the elimination of the intercompany transactions at the consolidation level. For the years ended March 31, 2023, 2024 and 2025, the primary beneficiary of the VIE didn’t charge any service fees according to the exclusive consultation and service agreements.
(2)	Represents the elimination of investments among Boqii, the primary beneficiaries of VIEs and their subsidiaries, the other subsidiaries and the VIEs and their subsidiaries that we consolidate.

	Year Ended March 31, 2023
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	(36,058)	(18,677)	(471,325)	471,991	-	(54,069)
Net cash provided by/(used in) transactions with the Group’s entities	-	-	449,155	(449,155)	-	-
Net cash provided by/(used in) operating activities	(36,058)	(18,677)	(22,170)	22,836	-	(54,069)
Cash flows from investing activities:
Capital contribution to the Group’s entities	(85,947)	(215,537)	-	-	301,484	-
Cash flows of loan funding provided to the Group’s entities, net of repayments received	36,672	(62,075)	(107,248)	-	132,651	-
Other investing activities	(100)	58,234	(2,000)	(9,638)	-	46,496
Net cash provided by/(used in) investing activities	(49,375)	(219,378)	(109,248)	(9,638)	434,135	46,496
Cash flows from financing activities:
Capital contribution from the Group’s entities	-	85,947	215,537	-	(301,484)	-
Cash flows of loan funding received from the Group’s entities, net of repayments made	-	57,397	6,050	69,204	(132,651)	-
Other financing activities	87,984	(33,557)	(42,614)	(88,469)	-	(76,656)
Net cash provided by financing activities	87,984	109,787	178,973	(19,265)	(434,135)	(76,656)

	Year Ended March 31, 2024
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	(8,944)	(15,112)	(246,170)	244,798	-	(25,428)
Net cash provided by/(used in) transactions with the Group’s entities	-	-	717,589	(717,589)	-	-
Net cash provided by/(used in) operating activities	(8,944)	(15,112)	471,419	(472,791)	-	(25,428)
Cash flows from investing activities:
Capital contribution to the Group’s entities	(35,466)	(39,938)	-	-	75,404	-
Cash flows of loan funding provided to the Group’s entities, net of repayments received	-	(28,328)	(569,335)	-	597,663	-
Other investing activities	19	40,675	1,901	5,219	-	47,814
Net cash provided by/(used in) investing activities	(35,447)	(27,591)	(567,434)	5,219	673,067	47,814
Cash flows from financing activities:
Proceeds from issuance of ordinary shares	35,920					35,920
Capital contribution from the Group’s entities	-	35,466	39,938	-	(75,404)	-
Cash flows of loan funding received from the Group’s entities, net of repayments made	-	29,551	99,898	468,214	(597,663)	-
Other financing activities	8,815	-	(80,899)	3,032	-	(69,052)
Net cash provided by financing activities	44,735	65,017	58,937	471,246	(673,067)	(33,132)

	Year Ended March 31, 2025
	Boqii Holding Limited	All others	Primary Beneficiaries of VIEs and their subsidiaries	VIEs and their subsidiaries	Eliminating adjustments	Consolidated totals
	(RMB in thousands)
Cash flows from operating activities:
Net cash provided by/(used in) transactions with external parties	(7,142)	(37,360)	(139,244)	116,914	-	(66,832)
Net cash provided by/(used in) transactions with the Group’s entities	-	-	175,936	(175,936)	-	-
Net cash provided by/(used in) operating activities	(7,142)	(37,360)	36,692	(59,022)	-	(66,832)
Cash flows from investing activities:
Capital contribution to the Group’s entities	(12,624)	(22,283)	-	-	34,907	-
Cash flows of loan funding provided to the Group’s entities, net of repayments received	-	-	(122,104)	-	122,104	-
Other investing activities	85	26,778	(592)	(1,672)	-	24,599
Net cash provided by/(used in) investing activities	(12,539)	4,495	(122,696)	(1,672)	157,011	24,599
Cash flows from financing activities:
Capital contribution from the Group’s entities	-	12,624	22,283	-	(34,907)	-
Cash flows of loan funding received from the Group’s entities, net of repayments made	-	-	46,149	75,955	(122,104)	-
Other financing activities	24,300	-	4,000	(20,150)	-	8,150
Net cash provided by financing activities	24,300	12,624	72,432	55,805	(157,011)	8,150

The Holding Foreign Companies Accountable Act

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB, for two consecutive years, the SEC will prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued the HFCAA Determination Report, according to which registered public accounting firms headquartered in mainland China and Hong Kong, including PricewaterhouseCoopers Zhong Tian LLP, our former auditor, were subject to the determinations that the PCAOB is unable to inspect or investigate completely. On August 22, 2022, we were conclusively identified by the SEC under the HFCAA as having filed audit reports issued by a registered public accounting firm that cannot be inspected or investigated completely by the PCAOB in connection with the filing of our annual report on Form 20-F for the fiscal year ended March 31, 2022. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it was unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. Our current auditor, Assentsure, the independent registered public accounting firm that issues the audit report included in our most recent Annual Report on Form 20-F, is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis with the latest inspection in September 2024. Our auditor is not among the firms listed on the PCAOB Determination List issued in December 2021. Given the foregoing, we do not expect to be identified by the SEC again as a “commission-identified issuer” following the filing of our most recent Annual Report on Form 20-F. However, if our future audit reports are prepared by auditors headquartered in one of the jurisdictions that cannot be completely inspected by the PCAOB, we would be identified as a “commission-identified issuer” following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a “commission-identified issuer” for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. For details of risks related to the HFCAA, see “Item 3. Key Information - Risk Factors - Risks Related to Doing Business in China - Trading in our securities will be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our registered public accounting firm and as a result, U.S. national securities exchanges, such as the NYSE American, may determine to delist our securities” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus

Permissions Required from the PRC Authorities for Our Operations and Securities Offerings

Boqii Holding Limited is a company incorporated in the Cayman Islands, and WFOEs, our PRC subsidiaries, are foreign-invested enterprises under PRC laws. Boqii does not have any substantive business operations on its own, and we conduct our business in China through our subsidiaries, the VIEs and their respective subsidiaries, and may in the future commence new operations or acquire businesses that are subject to the restrictions with respect to value-added telecommunications services as set out in the Negative List (2021 Version) promulgated by the MOFCOM and the NDRC.

We and the VIEs face various legal and operational risks and uncertainties related to being based in and having significant operations in China. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us and the affiliated entities, to conduct business, accept foreign investments or list on U.S. or other foreign exchanges. For example, we and the affiliated entities face risks associated with regulatory approvals of offshore offerings, oversight on cybersecurity and data privacy, as well as the historical lack of inspection on our auditors by the PCAOB. Such risks could result in a material change in our operations and/or the value of our securities could significantly limit or completely hinder our ability to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. The PRC government also has significant discretion over the conduct of the business of us and the affiliated entities and may intervene with or influence our operations or the development of the value-added telecommunications service industry as it deems appropriate to further regulatory, political and societal goals. Furthermore, the PRC government has indicated an intent to exert more oversight and control over overseas securities offerings and foreign investment in China-based companies like us. Any such action, once taken by the PRC government, could significantly limit or completely hinder our ability to offer securities to investors and cause the value of such securities to significantly decline or in extreme cases, become worthless. For further details, see “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Our Corporate Structure and Contractual Arrangements” and “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Doing Business in China ” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Our operations in China are governed by PRC laws and regulations, our subsidiaries in China and the affiliated entities are required to obtain licenses, permits, filings, or approvals for the functions and services of our respective platforms. As of the date of this prospectus, as advised by our PRC counsel, Refcoo PRC Lawyers, except otherwise disclosed in our most recent Annual Report on Form 20-F, our PRC subsidiaries and the VIEs have obtained all licenses and approvals required for conducting our operations in China, and we currently do not foresee any impediments for us to complete such update or renewal. Additionally, all of the lease agreements of our leased properties have not been registered with the relevant PRC government authorities as required by PRC law and our certain leased properties are for industrial use, which may expose us to potential fines.

If future laws and regulations, the interpretation of current laws and regulations, or other relevant laws and regulations require us or parties on whom we rely to obtain additional licenses, permits, filings, certificates, or approvals for our business operations in the future, or if we, VIEs or their subsidiaries are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits, approvals, certificates, or filings, there can be no assurance that we, VIEs or their subsidiaries will successfully obtain such permits, licenses or certificates. and the relevant PRC regulatory authorities would take action in dealing with such violations or failures. In addition, if we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain such approval, permits, registrations or filings in the future, we and the VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the competent government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, we may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that we will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if we fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired. See “Item 3. Key Information - 3.D. Risk Factors-Risks Related to Doing Business in China - Uncertainties with respect to the PRC legal system could adversely affect us” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Cybersecurity Review Measures

On December 28, 2021, the Cyberspace Administration of China, or the CAC, published the Revised Cybersecurity Review Measures, which became effective on February 15, 2022 and repealed the Cybersecurity Review Measures promulgated on April 13, 2020. The Revised Cybersecurity Review Measures provide that a critical information infrastructure operator purchasing network products and services, and platform operators carrying out data processing activities, which affect or may affect national security, shall apply for cybersecurity review and that a platform operator with more than one million users’ personal information aiming to list abroad must apply for cybersecurity review.

In the past, we were fined RMB100,000 by Shanghai Internet Information Office in December 2021 for the publishing and transmission of illegal information on our Boqii Pet APP and RMB5,000 by the Shanghai Pudong New Area Market Supervision Administration in May 2023 for the failure to stop sending commercial information to consumers upon receiving their request to unsubscribe. As of the date of this prospectus, we have not been involved in any investigations or become subject to a cybersecurity review initiated by the CAC based on the Revised Cybersecurity Review Measures, and we have not received any inquiry, notice, warning, sanctions in such respect or any regulatory objections to our listing on NYSE American from the CAC. If the CSRC, the CAC or other regulatory agencies later deem us to be a critical information infrastructures operator and require that we obtain their approvals for our future offshore offerings, we may be unable to obtain such approvals in a timely manner, or at all. Any such circumstance could affect our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, implementation of industry-wide regulations affecting our operations could affect our ability to attract new customers and/or users and cause the value of our securities to significantly decline. For more information related to risks of cybersecurity review related to our business, see “Item 3. Key Information - 3.D. Risk Factors-Risks Related to Doing Business in China - PRC laws and regulations regarding data security and cybersecurity are evolving. These laws and regulations could have a material impact on our business operation” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Permissions or Approvals Required from the PRC Authorities for Offering Securities to Foreign Investors

On July 6, 2021, the relevant PRC governmental authorities published the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three business days following its submission of initial public offering or listing application. The companies that have already been listed on overseas stock exchanges are not required to make immediate filings for its listing, yet need to make filings for subsequent offerings in accordance with the Overseas Listing Trial Measures. In view of the fact that the Overseas Listing Trial Measures have come into effect on March 31, 2023, we shall fulfill the filing procedures with the CSRC for any future offshore offering as per requirements of the Overseas Listing Trial Measures. According to CSRC’s Questions and Answers with respect to Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies on February 17, 2023, for the filing of overseas listing of enterprises with a VIE structure, the filing procedure will adhere to the principles of market-oriented principle, rule of law, and strengthened regulatory synergy. The CSRC will consult the relevant competent authorities, and the overseas listing of VIE structured enterprises that meet the compliance requirements will be filed. We may not be able to complete the filing if the filing materials are incomplete or do not meet the requirements of the CSRC. Any failure to obtain or delay in going through filing procedures for any of our offshore offerings, or a rescission of such filing if completed, may subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which may materially and adversely affect our business, financial condition, and results of operations. See “Item 3. Key Information - 3.D. Risk Factors-Risks Related to Doing Business in China - The permission and approval from the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such permission or approval” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

In the opinion of Refcoo PRC Lawyers, our PRC legal counsel, as of the date of this prospectus, we, our PRC subsidiaries and the affiliated entities are not required to obtain any approval or permission from the CSRC for us to file the registration statement on Form F-3 of which this prospectus forms a part, under any currently effective PRC laws, regulations, and regulatory rules. However, according to the Overseas Listing Trial Measures and supporting guidelines, PRC domestic companies that seek to offer and list securities in overseas markets, either directly or indirectly, are required to fulfill the filing procedure with the CSRC and report relevant information. Companies that had already been listed overseas as of March 31, 2023, are required to file with the CSRC within three business days after the completion of subsequent securities offerings in the same overseas market where its securities were previously offered and listed. Any future offering pursuant to the Prospectus will be subject to the Overseas Listing Trial Measures, and we should, through our major operating entity incorporated in the PRC, file for record with the CSRC within three business days after the completion of the subsequent initial offering and make a summary report to the CSRC after the completion of offerings pursuant to the prospectus.

In the event we had inadvertently concluded that such approvals, permits, registrations or filings were not required, or if applicable laws, regulations or interpretations change in a way that requires us to obtain approval, permits, registrations or filings in the future for our operations and overseas listing and securities offerings, we and the VIEs may be unable to obtain such necessary approvals, permits, registrations or filings in a timely manner. Any such circumstance may subject us to fines and other regulatory, civil or criminal liabilities, and we may be ordered by the PRC government authorities to suspend relevant operations, which will materially and adversely affect our business operation. Furthermore, we may be subject to regular inspections, examinations, inquiries or audits by regulatory authorities, and an adverse outcome of such inspections, examinations, inquiries or audits may result in the loss or non-renewal of the relevant licenses and approvals. Moreover, the criteria used in reviewing applications for, or renewals of licenses and approvals may change from time to time, and there can be no assurance that we will be able to meet new criteria that may be imposed to obtain or renew the necessary licenses and approvals. Many of such licenses and approvals are material to the operation of our business, and if we fail to maintain or renew material licenses and approvals, our ability to conduct our business could be materially impaired.

For more detailed information, see “Risk Factors - Risks Related to Doing Business in China - The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in this prospectus.

Cash Flows through Our Organization

We currently do not have cash management policies that dictate how funds are transferred between us, our subsidiaries and the VIEs. In practice, we estimate and allocate funds to our WFOE and the VIEs based on their respective available cash balances and forecasted cash requirements. Under relevant PRC laws and regulations, we are permitted to remit funds to the VIEs through loans rather than capital contributions. As of March 31, 2025, Boqii had made cumulative capital contributions of approximately RMB1.2 billion (approximately US$164.3 million) to its PRC subsidiaries through intermediate holding companies, which were accounted as long-term investments of Boqii. Furthermore, funds equivalent to approximately RMB31.4 million, nil, and nil were provided to the PRC subsidiaries as loans for the years ended March 31, 2023, 2024 and 2025, respectively, which were accounted as intra-Group payables due to the Group’s entities. These funds have been used by the Company’s PRC subsidiaries and VIEs for their operations.

The VIEs may transfer cash to the relevant WFOEs by paying service fees according to the exclusive business cooperation agreements. Pursuant to these agreements between each of the VIEs and its corresponding WFOEs, each of the VIEs agrees to pay the relevant WFOE for services related to design and maintenance of the e-commerce platform, consulting services, technical training, research, planning and development of the market and customer support at an amount based on 100% of the balance of the gross consolidated profits of each VIE after offsetting the accumulated losses for the preceding financial years and deducting the working capital, expenses, taxes and other statutory contributions required for any financial year, or the amount determined by the WFOE in accordance with the terms of the agreements. Considering the future operating and cash flow needs of the VIEs, for the years ended March 31, 2023, 2024 and 2025, no service fees were charged to the VIEs by the WFOEs, and no payments were made by the VIEs under these agreements. If there is any amount payable to relevant WFOEs under the VIE agreements, the VIEs will settle the amount accordingly. For more information, see “Item 3. Key Information-Condensed Consolidating Schedule” and consolidated financial statements included elsewhere in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus. For any amounts owed by the VIEs to our PRC subsidiaries under the VIE agreements, unless otherwise required by PRC governmental authorities in accordance with relevant PRC laws and regulations, we are able to settle such amounts without limitations under the current effective PRC laws and regulations, provided that the VIEs have sufficient funds to do so.

We have not previously declared or paid any cash dividend, dividend in kind or distributions, and have no plan to declare or pay any dividends or distributions in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. For more information, see “Item 8. Financial Information–8.A. Consolidated Statements and Other Financial Information-Dividend Policy” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Restrictions on Foreign Exchange and the Ability to Transfer Cash between Entities, Across Borders and to U.S. Investors

Boqii’s ability to pay dividends, if any, to its shareholders and to service any debt it may incur will depend upon dividends paid by our PRC subsidiaries. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets offshore to Boqii. In particular, under the current effective PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up previous years’ accumulated losses, if any, to fund certain statutory reserve funds, until the aggregate amount of such a fund reaches 50% of its registered capital. As a result, our PRC subsidiaries may not have sufficient distributable profits to pay dividends to us in the near future.

Furthermore, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. If we fail to comply with such requirements and satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our offshore intermediary holding companies or ultimate parent company, and therefore, our shareholders or investors in Class A ordinary shares. We cannot assure you, in light of such requirements relating to the convertibility of Renminbi into foreign currencies, that our current or future PRC subsidiaries will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Boqii. In addition, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. See “Item 3. Key Information - 3.D. Risk Factors - Risks Related to Doing Business in China -  PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from making loans or additional capital contributions to our PRC subsidiaries and to make loans to the VIEs, which could materially and adversely affect our liquidity and our ability to fund and expand our business” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Summary of Significant Risk Factors

Set forth below is a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section “Item 3. Key Information - 3.D. Risk Factors” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Risks Relating to Our Business and Industry

●	Our limited operating history across our various business initiatives makes it difficult to evaluate our business prospects and future growth rate. For details, see the risk factor with the same heading on page 18 in our most recent Annual Report on Form 20-F.

●	We have a history of net losses and may continue to incur losses in the future. For details, see the risk factor with the same heading on page 18 in our most recent Annual Report on Form 20-F.

●	We have significant working capital requirements and have historically experienced working capital deficits. If we continue to experience such working capital deficits in the future, our business, liquidity, financial condition and results of operations may be materially and adversely affected. For details, see the risk factor with the same heading on page 18 in our most recent Annual Report on Form 20-F.

●	If we are unable to diversify our monetization channels, our business and prospects may be materially and adversely affected. For details, see the risk factor with the same heading on page 18 in our most recent Annual Report on Form 20-F.

●	Our business, prospects and financial results may be affected by our relationship with third-party e-commerce platforms. For details, see the risk factor with the same heading on page 19 in our most recent Annual Report on Form 20-F.

●	Our business is subject to the changing preferences and needs of our customers and their pets. Any failure by us to timely adapt our offerings according to changes in customer preferences may adversely affect our business and results of operations. For details, see the risk factor with the same heading on page 19 in our most recent Annual Report on Form 20-F.

●	If we fail to acquire and retain new customers, or fail to do so in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected. For details, see the risk factor with the same heading on page 19 in our most recent Annual Report on Form 20-F.

Risks Related to Our Corporate Structure and Contractual Arrangements

●	There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that establish the VIE structure for our operations in China, including potential future actions by the PRC government, which could affect the enforceability of our contractual arrangements with the VIEs and, consequently, significantly affect our financial condition and results of operations. If the PRC government finds our contractual arrangements noncompliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, we could be subject to severe penalties or be forced to relinquish our interests in the VIEs. For details, see the risk factor with the same heading on page 37 in our most recent Annual Report on Form 20-F.

●	Uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact our business, financial condition and results of operations. For details, see the risk factor with the same heading on page 39 in our most recent Annual Report on Form 20-F.

●	We rely on contractual arrangements with the VIEs and their respective shareholders for our business operations, which may not be as effective as direct ownership in providing operational control. For details, see the risk factor with the same heading on page 39 in our most recent Annual Report on Form 20-F.

●	Any failure by any of the VIEs or their shareholders to perform their respective obligations under our contractual arrangements with them would have a material and adverse effect on our business. For details, see the risk factor with the same heading on page 39 in our most recent Annual Report on Form 20-F.

●	Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures. For details, see the risk factor with the same heading on page 40 in our most recent Annual Report on Form 20-F.

Risks Relating to Doing Business in China

●	Uncertainties with respect to the PRC legal system could adversely affect us. For details, see the risk factor with the same heading on page 42 in our most recent Annual Report on Form 20-F.

●	PRC laws and regulations regarding data security and cybersecurity are evolving. These laws and regulations could have a material impact on our business operation. For details, see the risk factor with the same heading on page 43 in our most recent Annual Report on Form 20-F.

●	Any failure or perceived failure by us to comply with Anti-monopoly Guidelines for Internet Platforms and other Anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations. For details, see the risk factor with the same heading on page 46 in our most recent Annual Report on Form 20-F.

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations. For details, see the risk factor with the same heading on page 41 in our most recent Annual Report on Form 20-F.

●	The permission and approval from the CSRC or other PRC government authorities may be required in connection with an offshore offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such permission or approval. For details, see the risk factor with the same heading on page 43 in our most recent Annual Report on Form 20-F.

●	Our business, financial condition and results of operations depend on the level of consumer confidence and spending in China and may be adversely affected by the downturn in the global or Chinese economy. For details, see the risk factor with the same heading on page 42 in our most recent Annual Report on Form 20-F.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws, and the ability of U.S. authorities to bring actions in China may also be limited. For details, see the risk factor with the same heading on page 47 in our most recent Annual Report on Form 20-F.

●	It may be difficult for overseas regulators to conduct investigation or collect evidence within China. For details, see the risk factor with the same heading on page 48 in our most recent Annual Report on Form 20-F.

●	Trading in our securities will be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our registered public accounting firm, and as a result, U.S. national securities exchanges, such as the NYSE American, may determine to delist our securities. For details, see the risk factor with the same heading on page 55 in our most recent Annual Report on Form 20-F.

Risks Related to Our Class A Ordinary Shares

●	Our multi-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial. For details, see the risk factor with the same heading on page 23 in this prospectus.

●

The multi-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares. For details, see the risk factor with the same heading on page 24 in this prospectus.

●	The trading price of our Class A ordinary shares is likely to be volatile, which could result in substantial losses to investors. For details, see the risk factor with the same heading on page 56 in our most recent Annual Report on Form 20-F.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares, the market price for our Class A ordinary shares and trading volume could decline. For details, see the risk factor with the same heading on page 59 in our most recent Annual Report on Form 20-F.

●	The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price. For details, see the risk factor with the same heading on page 59 in our most recent Annual Report on Form 20-F.

●	Techniques employed by short sellers may drive down the market price of our Class A ordinary shares. For details, see the risk factor with the same heading on page 59 in our most recent Annual Report on Form 20-F.

●	If we are classified as a passive foreign investment company, or PFIC, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences. For details, see the risk factor with the same heading on page 62 in our most recent Annual Report on Form 20-F.

Corporate Information

Boqii Holding Limited is an exempted company with limited liability incorporated in the Cayman Islands in June 2012 and a holding company of our group. We commenced operations in 2008 with the establishment of Shanghai Guangcheng Information Technology Co., Ltd. (“Guangcheng Information”) in December 2007. In November 2012, Shanghai Guangcheng was established in the PRC. In November 2012 and March 2013, Guangcheng Information and Shanghai Guangcheng entered into an asset transfer agreement and a supplemental agreement thereto, respectively, pursuant to which Guangcheng Information transferred all of its business operations and assets to Shanghai Guangcheng.

In October 2020, we completed an initial public offering in which we offered and sold an aggregate of 32,813 Class A ordinary shares in the form of ADSs. On September 30, 2020, the ADSs were listed on the New York Stock Exchange (“NYSE”) under the symbol “BQ.” In October 2023, we transferred the listing of our ADSs from NYSE to NYSE American, under the same ticker symbol of “BQ.”

In June 2025, our shareholders approved our MAA, under which (1) our issued and unissued shares were consolidated at a ratio of 160-for-1 resulting in an authorized share capital of US$20,000,000, divided into 125,000,000 shares of par value of $0.16 each, comprising (a) 93,750,000 Class A ordinary shares of par value of $0.16 each; (b) 12,500,000 Class B ordinary shares of par value of $0.16 each; and (c) 18,750,000 shares of par value of $0.16 each of such class or classes (however designated) as may be determined by our Board in accordance with the MAA; and (2) the deemed service period for notice served by post was reduced from five calendar days to three calendar days counting from the date service is deemed to occur as provided in the MAA. The shareholders also approved the following actions relating to our ADSs upon the effectiveness of the Reverse Split : (1) suspension of trading of ADSs on the NYSE American; (2) termination of the deposit agreement dated September 29, 2020, in connection with our ADS program, (3) mandatory exchange of outstanding ADSs for the corresponding Class A ordinary shares; and (4) commencement of trading of Class A ordinary shares on the NYSE American. In July 2025, the ADS Termination took effect and our Class A ordinary shares commenced trading on a post-Reverse Split basis, of par value of $0.16 per share, on the NYSE American under the same ticker symbol of “BQ.”

Our principal executive offices are located at Room 1203, 12th Floor, Building T1, Smart Cloud, No. 1, Lane 235, Yubei Road, Pudong New District, Shanghai 201204, People’s Republic of China. Our telephone number at this address is +86-21-6882 6799. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is www.boqii.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY10168.

The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding us. We also maintain an Internet site, http://www.boqii.com, for investors’ information.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering, which is March 31, 2026. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus and any prospectus supplement. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

Risks Related to our Class A Ordinary Shares

Our multi-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

We have adopted a multi-class share structure such that our ordinary shares consist of Class A ordinary shares, Class B ordinary shares, and Class C ordinary shares. In respect of matters requiring the votes of shareholders, each Class A ordinary share is entitled to one vote, each Class B ordinary share is entitled to 20 votes, and each Class C ordinary share is entitled to 100 votes. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person who is not a Founder (as such term is defined under our MAA) or an affiliate of a Founder, or upon a change of ultimate beneficial ownership of any Class B ordinary share to a person who is not a Founder or an affiliate of a Founder, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share. There is no limit on the circumstances where holders of Class B ordinary shares may transfer or otherwise dispose of their Class B ordinary shares. Mr. Hao (Louis) Liang, Ms. Yingzhi (Lisa) Tang and a former director beneficially own all of our issued Class B ordinary shares. As of the date of this prospectus, the Class B ordinary shares they held in the aggregate accounted for approximately 1.7% of our total issued and outstanding share capital and 2.9% of the aggregate voting power of our total issued and outstanding shares. The Class C Ordinary Shares carry certain restrictions, including: (i) no conversion into Class A or Class B ordinary shares of the Company under any circumstances, (ii) no entitlement to receive dividends, and (iii) non-transferability under any circumstances. Mr. Hao (Louis) Liang and Ms. Yingzhi (Lisa) Tang beneficially own all of our issued Class C ordinary shares. As of the date of this prospectus, the Class C ordinary shares they collectively own are approximately 10.2% of the Company’s issued and outstanding ordinary shares and approximately 89.4% of the Company’s total voting power.

As a result of this multi-class share structure, the holders of our Class B and Class C ordinary shares will have complete control over the outcome of matters put to a vote of shareholders and have significant influence over our business, including decisions regarding mergers, consolidations, liquidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. The holders of Class B and Class C ordinary shares may take actions that are not in the best interest of us or our other shareholders. It may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares may view as beneficial.

Future issuances of our Class B and Class C ordinary shares, which can be approved by the Board, could result in dilution to existing holders of our Class A ordinary shares. Such issuances, or the perception that such issuances may occur, could depress the market price of our Class A ordinary shares. We may issue additional equity securities from time to time, including Class B and Class C ordinary shares. As a result, holders of Class A ordinary shares bear the risk that future issuances of equity securities may reduce the value of their Class A ordinary shares and dilute their ownership interests. In addition, any conversion of any Class B ordinary shares into Class A ordinary shares, at the option of any holder of Class B ordinary shares, would dilute holders of Class A ordinary shares in terms of voting power and beneficial ownership and as a result, the market price of our Class A ordinary shares could be adversely affected. Furthermore, the conversion of Class B ordinary shares to Class A ordinary shares, while increasing the absolute voting power of holders of our Class A ordinary shares, may have the effect of increasing the relative voting power of the holders of Class B ordinary shares who retain their shares in the long term. As a result, the relative voting power of holders of Class A ordinary shares may remain limited for a significant period of time.

The multi-class structure of our ordinary shares may adversely affect the trading market for our Class A ordinary shares.

S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the multi-class structure of our ordinary shares may prevent the inclusion of our Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A ordinary shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

USE OF PROCEEDS

Unless we indicate otherwise in a prospectus supplement, we plan to use the net proceeds from the sale of the securities for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

●	to or through underwriters or dealers;

●	through agents;

●	directly to one or more purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us or on our behalf may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may distribute securities from time to time in one or more of transactions:

●	at a fixed price or prices, which may be changed;

●	at prices relating to prevailing market prices at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

A prospectus supplement with respect to the offered securities will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents;

●	any public offering price or purchase price of the securities or other consideration therefor,

●	the proceeds from such sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If we use underwriters for the sale of securities, they will acquire securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. The underwriter or underwriters of a particular underwritten offering of securities, or, if an underwriting syndicate is used, the managing underwriter or underwriters, will be set forth on the cover of the applicable prospectus supplement.

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Sales through Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis. Any agent involved will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Market Making, Stabilization and Other Transactions

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in an applicable prospectus supplement.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loan of Pledge of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of securities will be identified and their compensation described in an applicable prospectus supplement.

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our MAA, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$20,000,000 divided into 125,000,000 shares of a par value of US$0.16 each, consisting of (i) 93,750,000 Class A ordinary shares of par value of US$0.16 each, (ii) 12,500,000 Class B ordinary shares of par value of US$0.16 each, (iii) 1,000,000 Class C ordinary shares of par value of US$0.16 each and (iv) 17,750,000 shares of US$0.16 each of such class or classes (however designated) as the board of directors may determine in accordance with the MAA. As of the date of this prospectus, we have 4,879,614 ordinary shares that are issued and outstanding, comprising 4,298,128 Class A ordinary shares, 81,486 Class B ordinary shares, and 500,000 Class C ordinary shares.

Memorandum and Articles of Association

The following is a summary of material provisions of our MAA as well as the Companies Act insofar as they relate to the material terms of our ordinary shares. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire MAA, which has been initially filed with the SEC as Exhibit 1.1 to our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Registered Office and Objects

Our registered office in the Cayman Islands is at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands.

According to Clause 3 of our MAA, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by the Companies Act or as the same may be revised from time to time, or any other law of the Cayman Islands.

Board of Directors

See “Item 6. Directors, Senior Management and Employees - 6.C. Board Practices” in our most recent Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

Ordinary Shares

General. Holders of ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue share to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to our MAA and the Companies Act. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Our MAA provides that dividends may be declared and paid out of our profits, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Classes of Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares, Class B ordinary shares, and Class C ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Class C ordinary shares carry certain special rights and restrictions as set forth in the certificate of designation, which was filed as Exhibit 3.1 in the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 19, 2025.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary shares by a holder thereof to any person who is not a founder or an affiliate of a founder, or upon a change of beneficial ownership of any Class B ordinary shares as a result of which any person who is not a founder or an affiliate of a founder becomes a beneficial owner of such Class B ordinary shares, each of such Class B ordinary shares will be automatically and immediately converted into one Class A ordinary share.

Class C ordinary shares are not convertible into Class A or Class B ordinary shares under any circumstances. Class C ordinary shares may not be sold, transferred, assigned, conveyed, exchanged, gifted, pledged, mortgaged, charged, encumbered, granted any option over, placed in trust, alienated or otherwise disposed of (each, a “Transfer”), whether voluntarily, involuntarily, by operation of law, pursuant to a court order or otherwise. Any purported Transfer shall be null and void ab initio and of no effect whatsoever as between the purported transferor and transferee and as against the Company.

Voting Rights. Holders of Class A ordinary shares, Class B ordinary shares and Class C ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members. Each Class A ordinary share shall be entitled to one vote on all matters subject to vote at general and special meetings of our company, each Class B ordinary share shall be entitled to 20 votes on all matters subject to vote at general and special meetings of our company, and each Class C ordinary share shall be entitled to 100 votes on all matters subject to vote at general and special meetings of our company.

A quorum required for a meeting of shareholders consists of one or more shareholders holding a majority of all votes attaching to the issued and outstanding shares entitled to vote at general meetings, which shall include Merchant Tycoon Limited, Green Mountain Management Limited, and any other entity that holds shares on behalf of and is jointly controlled by our Founders present in person or by proxy or, if a corporation or other nonnatural person, by its duly authorized representative. As an exempted company incorporated in the Cayman Islands, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our MAA provides that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our board of directors. We, however, will hold an annual shareholders’ meeting during each fiscal year, as required by the Listing Rules at the NYSE American. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of our shareholders may be called by a majority of our board of directors or our chairman or upon a requisition of any one or more of our shareholders who together hold shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our MAA does not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. Advance notice of at least thirty (30) calendar days is required for the convening of our annual general meeting and other general meetings unless such notice is waived in accordance with our MAA.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to our MAA.

Transfer of Ordinary Shares. Subject to the restrictions in our MAA as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the NYSE American may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the NYSE American, be suspended and the register closed at such times and for such periods as our board of directors may, in their absolute discretion, from time to time determine, provided always that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid up share capital, the assets will be distributed so that, as nearly as possible, the losses are borne by our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up. Any distribution of assets or capital to a holder of ordinary share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a Class A ordinary share and a holder of a Class B ordinary share will be the same in any liquidation event.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 calendar days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares. We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by or by an ordinary resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our MAA. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if we have has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time our share capital is divided into different classes or series of shares (and as otherwise determined by the directors), the rights attached to any class or series of shares may, subject to any rights or restrictions for the time being attached to any class or series of shares, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued shares of that class or series or with the sanction of a special resolution at a separate meeting of the holders of the shares of the class or series by two-thirds of the votes cast at such a meeting. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our MAA, our register of mortgages and charge, any special resolution passed by our shareholders). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information” in this prospectus.

Issuance of Additional Shares. Our MAA authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent authorized but unissued.

Our MAA also authorizes our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preferred shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our MAA may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our MAA for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

Boqii is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of us (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of shareholders and creditors, as the case may be, with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are, in each case present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s MAA may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our MAA provides that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our MAA.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Controlling Shareholders’ Fiduciary Duties

Under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders. As a matter of Cayman Islands law and in contrast to the position under Delaware law, controlling shareholders of Cayman Islands companies do not owe any such fiduciary duties to the companies they control or to the minority shareholders of such companies under Cayman Islands law. Controlling shareholders of Cayman Islands companies may exercise their powers as shareholders, including the exercise of voting rights in respect of their shares, in such manner as they think fit, subject only to very limited equitable constraints, including that the exercise of voting rights to amend the memorandum or articles of association of a Cayman Islands company must be exercised bona fide for the benefit of the company as a whole.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our MAA provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our MAA allows our shareholders holding in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our MAA does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we may, but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our MAA does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our MAA, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors generally; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law or NYSE American rules from being a director; or (vi) is removed from office pursuant to any other provisions of our MAA.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of our Company are required to comply with fiduciary duties which they owe to our Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the Company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our MAA, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our MAA, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders representing not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our MAA, our MAA may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders

There are no limitations imposed by our MAA on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our MAA that require our Company to disclose shareholder ownership above particular ownership threshold.

Changes in Capital

The requirements of the MAA regarding changes in capital are not more stringent than the requirements of Cayman Islands law.

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

We may issue warrants to purchase ordinary shares, preferred shares, debt securities or any combination of these securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued and exercised;

●	the currency or currencies in which the price of such warrants will be payable;

●	the securities purchasable upon exercise of such warrants;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Cayman Islands or United States federal income tax consequences;

●	the antidilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares, preferred shares, debt securities or other securities. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

EXPENSES

We will not incur any additional SEC registration fee in connection with the filing of this registration statement, as we are carrying forward the registration fee from our Prior Registration Statement. We will incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the Class A ordinary shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us Refcoo PRC Lawyers. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Refcoo PRC Lawyers with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of and for the years ended March 31, 2025 and 2024, incorporated by reference in this prospectus to the Annual Report on Form 20-F for the year ended March 31, 2025, have been so incorporated in reliance on the report of Assentsure, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our MAA does not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and executive officers are nationals or residents of China, and all of their assets are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us the courts of the Cayman Islands are unlikely (a) to recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given, provided such judgment (a) is final and conclusive and for a liquidated sum, (b) is not in respect of taxes, a fine or a penalty, (c) inconsistent with a Cayman Islands judgment in respect of the same matter, (d) is not impeachable on the grounds of fraud, or (e) is not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PRC

Refcoo PRC Lawyers, our counsel as to PRC law, have advised us that there is uncertainty as to whether the courts of the PRC would (a) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (b) entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Refcoo PRC Lawyers have advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against a company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file Annual Reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement on Form F-3 that we filed with the SEC and do not contain all of the information in the registration statement. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file with the SEC after the date of this prospectus and before the termination or completion of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.

The documents we are incorporating by reference are:

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 10, 2025;

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on November 4, 2025, including Exhibits 4.1, 5.1, 10.1, 10.2, and 23.1 thereto;

●	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on August 19, 2025, including Exhibits 3.1 and 10.1 thereto;

●	our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 21, 2025; and

●	the description of the securities contained in our registration statement on Form 8-A12B initially filed with the SEC on September 22, 2020, pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and we may also incorporate certain reports on Forms 6-K that we furnish to the SEC by identifying in such Forms that they are being incorporated by reference into this Form F-3 after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Boqii Holding Limited

Room 1203, 12th Floor, Building T1, Smart Cloud, No. 1, Lane 235, Yubei Road

Pudong New District, Shanghai 201204
The People’s Republic of China
Telephone: (+86-21) 6882 6799

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended March 31, 2025 and in our reports on Form 6-K incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since March 31, 2025.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s MAA may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourteenth MAA provides that our directors and officers and the personal representatives of the same shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment), provided that the indemnity shall not extend to any matter in respect of any willful default, fraud or dishonesty which may attach to any of said persons.

In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Item 9. Exhibits.

The following exhibits are filed with this registration statement or are incorporated herein by reference.

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated herein by reference to Exhibit 2.1 to the annual report on Form 20-F filed with the SEC on July 21, 2025)
4.2**	Registrant’s Specimen Certificate for Preferred Shares and Form of Certificate of Designations of Preferred Shares
4.3*	Form of Indenture (including form of Debt Securities)
4.4**	Form of Warrant Agreement (including Warrant Certificate)
4.5**	Form of Subscription Right Agreement (including form of Right Certificate)
4.6**	Form of Unit Agreement (including form of Unit Certificate)
5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the securities being registered and certain Cayman Islands legal matters
8.1*	Opinion of Refcoo PRC Lawyers regarding certain PRC legal matters
23.1*	Consent of Assentsure PAC, an independent registered public accounting firm
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3*	Consent of Refcoo PRC Lawyers (included in Exhibit 8.1)
24.1*	Power of Attorney (included on the signature page)
107*	Calculation of Filing Fee Table

*	Previously filed.

**	To be filed by an amendment or as an exhibit to a document to be incorporated by reference into this registration statement.

Item 10. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, the People’s Republic of China, on December 12, 2025.

Boqii Holding Limited

By:	/s/ Yingzhi (Lisa) Tang
	Name:	Yingzhi (Lisa) Tang
	Title:	Director, co-Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2025.

Signature	Title

*	Director, Chairman and Chief Executive Officer (principal executive officer)
Hao (Louis) Liang

/s/ Yingzhi (Lisa) Tang	Director, co-Chief Executive Officer and Chief Financial Officer
Yingzhi (Lisa) Tang

*	Director
Guangyu Luo

*	Director
Su Zhang

*By:	/s/ Yingzhi (Lisa) Tang
Yingzhi (Lisa) Tang
Attorney-In-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Boqii Holding Limited has signed this registration statement in Newark, Delaware on December 12, 2025.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President